Exhibit 99.1

Investor Contact: Steve Delahunt

(617) 342-6255

CABOT CORP REPORTS FIRST QUARTER FISCAL 2025 RESULTS

Diluted earnings per share (“EPS”) of $1.67 and Adjusted EPS of $1.76

BOSTON (February 3, 2025)-- Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2025.

Key Highlights


Diluted EPS of $1.67 and Adjusted EPS of $1.76 which represents a 13% increase in Adjusted EPS compared to the same quarter in the prior year

Reinforcement Materials segment EBIT of $130 million; up 1% compared to the same quarter in the prior year


Performance Chemicals segment EBIT of $45 million; up 32% compared to the same quarter in the prior year


Cash Flows from Operations of $124 million in the first fiscal quarter supported the return of $66 million of cash to shareholders in the quarter


Hosted Investor Day highlighting growth strategy and 3-Year financial targets

(In millions, except per share amounts)	Three Months Ended
	12/31/24	12/31/23

Net sales and other operating revenues	$ 955	$ 958
Net income (loss) attributable to Cabot Corporation	$ 93	$ 50

Net earnings (loss) per share attributable to Cabot Corporation	$ 1.67	$ 0.88
Less: Certain items after tax per share	$ (0.09)	$ (0.68)
Adjusted EPS	$ 1.76	$ 1.56

Sean Keohane, Cabot President and Chief Executive Officer commented: “We continued to execute against our Creating for Tomorrow strategy, delivering another quarter of strong results and in-line with our expectations. The Cabot team demonstrated operational excellence and agility in a challenging market environment, resulting in Adjusted EPS of $1.76, up 13% year-over-year. The Reinforcement Materials segment continued to demonstrate its resilience, delivering year over year and sequential EBIT growth. EBIT in the segment of $130 million was driven by volume growth in Asia Pacific and Europe, Middle East and Africa. Performance

Exhibit 99.1

Chemicals segment EBIT grew 32% year over year largely due to improved volumes, which have reconnected to underlying demand drivers in key end markets.”

Keohane continued, “During the first quarter, we delivered strong operating cash flow of $124 million, and we used the cash flow for $77 million in capital expenditures and returned $66 million to our shareholders through dividends and share repurchases. Our balance sheet remained strong with approximately $1.3 billion of liquidity as of quarter end.”

Financial Detail

For the first quarter of fiscal 2025, net income attributable to Cabot Corporation was $93 million ($1.67 per diluted common share). Net income reflects an after-tax per share charge from certain items of $0.09. Adjusted EPS for the first quarter of fiscal 2025 was $1.76 per share.

Segment Results

Reinforcement Materials – First quarter fiscal 2025 EBIT in Reinforcement Materials increased by $1 million compared to the first quarter of fiscal 2024. The increase in EBIT was largely driven by volume growth and favorable pricing and product mix from our calendar year 2024 customer agreements, partially offset by a less favorable geographic mix and lower energy center revenue. Volumes grew in Asia Pacific and Europe, Middle East and Africa, but declined 1% in the Americas as volumes in the region were negatively impacted by lower production levels at our tire customers given the higher levels of tire imports from Asia into the region.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2025 as compared to the same quarter of the prior year are set forth in the table below:

First Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	1%
Asia Pacific	2%
Europe, Middle East, Africa	1%
Americas	(1%)

Performance Chemicals – First quarter fiscal 2025 EBIT in Performance Chemicals increased by $11 million compared to the first quarter of fiscal 2024 primarily due to an 8% increase in volumes, which have reconnected to underlying demand drivers in key end markets. The higher volumes were partially offset by higher costs associated with maintenance spend and new assets.

Cash Performance – The Company ended the first quarter of fiscal 2025 with a cash balance of $183 million. During the first quarter of fiscal 2025, cash flows from operating activities were a source of $124 million. Capital expenditures for the first quarter of fiscal 2025 were $77 million. Additional uses of cash during the first quarter included $24 million for the payment of dividends and $42 million for share repurchases.

Taxes – During the first quarter of fiscal 2025, the Company recorded a tax expense of $41 million with an effective tax rate of 28%. The operating tax rate in the first quarter of fiscal 2025

Exhibit 99.1

was 28%, which reflected $1 million of non-GAAP tax adjustments. Our operating tax rate for fiscal 2025 is expected to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “As we look ahead to the remainder of fiscal 2025, our outlook for Adjusted earnings per share for fiscal year 2025 remains in the range of $7.40 to $7.80. This outlook includes our anticipated business segment results and incorporates the outcome of negotiations for our calendar year 2025 tire customer agreements. It also includes foreign currency rates and market interest rate projections as of the end of January and does not incorporate any potential impacts from the tariffs recently announced.”

Keohane continued, “We are off to a good start to fiscal 2025 and I have confidence in our teams’ agility and execution capabilities. Our outlook for operating cash flow remains strong, which would allow us to continue investing in strategic growth projects and to continue to return robust levels of cash to shareholders through dividends and share repurchases. I believe Cabot is executing well against our Creating for Tomorrow strategy and our long-term targets to deliver attractive returns to our shareholders.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, February 4, 2025. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2025, including our expectations for growth in our businesses and for Adjusted earnings per share for fiscal 2025, our expectations for capital allocation and operating cash flow for fiscal 2025, our expected operating tax rate for fiscal 2025, and our assumptions underlying those expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could

Exhibit 99.1

cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and the U.S.-China trade relationship; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls and fluctuations in foreign currency rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2024, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider

Exhibit 99.1

representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.
•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
•
Gains (losses) on sale of a business.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Exhibit 99.1

Total Segment EBIT. Total Segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total Segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Exhibit 99.1

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2024	2023

Net sales and other operating revenues...............................................................	$955	$958
Cost of sales....................................................................................................	720	740
Gross profit..................................................................................................	235	218
Selling and administrative expenses....................................................................	66	67
Research and technical expenses......................................................................	14	15
Income (loss) from operations....................................................................	155	136
Interest and dividend income..............................................................................	6	9
Interest expense...............................................................................................	(18)	(22)
Other income (expense).....................................................................................	1	(29)
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	144	94
(Provision) benefit for income taxes.....................................................................	(41)	(34)
Equity in earnings of affiliated companies, net of tax ............................................	1	1
Net income (loss).......................................................................................	104	61
Net income (loss) attributable to noncontrolling interests, net of tax.......................	11	11
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$93	$50

Weighted-average common shares outstanding
Basic...........................................................................................................	54.3	55.3
Diluted.........................................................................................................	55.0	55.8

Earnings (loss) per common share:
Basic...........................................................................................................	$1.69	$0.88
Diluted.........................................................................................................	$1.67	$0.88

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2024	2023
Sales
Reinforcement Materials....................................................................................	$611	$641
Performance Chemicals.....................................................................................	311	285
Segment sales.............................................................................................	922	926
Unallocated and other (A)………..............................................................................	33	32
Net sales and other operating revenues..........................................................	$955	$958

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$130	$129
Performance Chemicals.....................................................................................	45	34
Total Segment Earnings Before Interest and Taxes...................................	175	163

Unallocated and Other
Interest expense...............................................................................................	(18)	(22)
Certain items (C)...................................................................................................	(6)	(42)
Unallocated corporate costs...............................................................................	(13)	(17)
General unallocated income (expense) (D)...............................................................	7	13
Less: Equity in earnings of affiliated companies, net of tax....................................	1	1
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	144	94
(Provision) benefit for income taxes (including tax certain items)............................	(41)	(34)
Equity in earnings of affiliated companies, net of tax.............................................	1	1
Net income (loss).....................................................................................	104	61
Net income (loss) attributable to noncontrolling interests, net of tax.......................	11	11
Net income (loss) attributable to Cabot Corporation..................................	$93	$50

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.67	$0.88

Adjusted earnings (loss) per share (E)….......................................................................	$1.76	$1.56

Diluted weighted average common shares outstanding..........................................................................................................................	55.0	55.8

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions (unaudited)	2024	2024

Current assets:
Cash and cash equivalents....................................................................................................	$183	$223
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $5	677	733
Inventories:
Raw materials.................................................................................................................	139	150
Finished goods................................................................................................................	331	333
Other..............................................................................................................................	66	69
Total inventories..........................................................................................................	536	552
Prepaid expenses and other current assets.............................................................................	100	97
Total current assets...............................................................................................	1,496	1,605

Property, plant and equipment....................................................................................................	4,049	4,082
Accumulated Depreciation	(2,493)	(2,548)
Net property, plant and equipment.......................................................................................	1,556	1,534
Goodwill....................................................................................................................................	127	133
Equity affiliates..........................................................................................................................	13	23
Intangible assets, net ................................................................................................................	57	53
Deferred income taxes...............................................................................................................	211	216
Other assets….............................................................................................................................	182	172
Total assets..............................................................................................................................	$3,642	$3,736

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2024	2024

Current liabilities:
Short-term borrowings.................................................................................................	$100	$45
Accounts payable and accrued liabilities…................................................................................	599	676
Income taxes payable.................................................................................................	39	43
Current portion of long-term debt...................................................................................	9	8
Total current liabilities.............................................................................................	747	772

Long-term debt................................................................................................................	1,089	1,087
Deferred income taxes......................................................................................................	39	42
Other liabilities…..........................................................................................................................	252	245
Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 54,348,447 and 54,430,316 shares Outstanding: 54,215,426 and 54,297,251 shares	54	54
Less cost of 133,021 and 133,065 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,772	1,734
Accumulated other comprehensive income (loss)................................................................	(457)	(360)
Total Cabot Corporation stockholders' equity.................................................................	1,366	1,425
Noncontrolling interests...............................................................................................	149	165
Total stockholders' equity..................................................................................	1,515	1,590
Total liabilities and stockholders' equity..............................................................................	$3,642	$3,736

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2024					Fiscal 2025
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q			June Q			Sept. Q			FY

Sales
Reinforcement Materials..................................................................	$641	$676	$649	$644	$2,610	$611	$		―	$		―	$		―	$611
Performance Chemicals..................................................................	285	311	332	322	1,250	311		—			—			—		311
Segment sales..........................................................................	926	987	981	966	3,860	922		—			—			—		922
Unallocated and other (A)…………………………………………………	32	32	35	35	134	33		—			—			—		33
Net sales and other operating revenues.............................................	$958	$1,019	$1,016	$1,001	$3,994	$955	$		―	$		―	$		―	$955

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials..................................................................	$129	$149	$136	$123	$537	$130	$		―	$		―	$		―	$130
Performance Chemicals..................................................................	34	31	55	44	164	45		—			—			—		45
Total Segment Earnings Before Interest and Taxes.......................	163	180	191	167	701	175		—			—			—		175
Unallocated and Other
Interest expense.............................................................................	(22)	(21)	(19)	(19)	(81)	(18)		—			—			—		(18)
Certain items (C)……………………………………………………………	(42)	(12)	(2)	(3)	(59)	(6)		—			—			—		(6)
Unallocated corporate costs............................................................	(17)	(18)	(16)	(17)	(68)	(13)		—			—			—		(13)
General unallocated income (expense) (D)……………………………	13	15	6	8	42	7		—			—			—		7
Less: Equity in earnings of affiliated companies, net of tax.................	1	2	2	1	6	1		—			—			—		1

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies....................................	94	142	158	135	529	144		—			—			—		144
(Provision) benefit for income taxes (including tax certain items).........	(34)	(47)	(40)	10	(111)	(41)		—			—			—		(41)
Equity in earnings of affiliated companies, net of tax..........................	1	2	2	1	6	1		—			—			—		1
Net income (loss).....................................................................	61	97	120	146	424	104		—			—			—		104
Net income (loss) attributable to noncontrolling interests, net of tax.....	11	13	11	9	44	11		—			—			—		11

Net income (loss) attributable to Cabot Corporation................	$50	$84	$109	$137	$380	$93	$		―	$		―	$		―	$93
Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$0.88	$1.49	$1.94	$2.43	$6.72	$1.67		$—			$—			$—		$1.67
Adjusted earnings (loss) per share (E)…............................................	$1.56	$1.78	$1.92	$1.80	$7.06	$1.76		$—			$—			$—		$1.76
Diluted weighted average common shares outstanding..........................................................................................................................	55.8	55.8	55.7	55.2	55.7	55.0		—			—			—		55.0

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31		Three Months
Dollars in millions (unaudited)		2024	2023

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................		$104	$61
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................		37	41
Other non-cash charges (gains), net.......................................................................		7	49
Cash dividends received from equity affiliates...........................................................		12	1
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............		(38)	(46)
Changes in other assets and liabilities, net.............................................................		2	(1)

Cash provided by (used in) operating activities.................................................		124	105

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................		(77)	(54)
Cash paid for asset acquisition.................................................................................		(27)	—
Cash provided by (used in) investing activities..................................................		(104)	(54)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................		60	31
Cash dividends paid to common stockholders............................................................		(24)	(22)
Other financing activities, net....................................................................................		(60)	(38)

Cash provided by (used in) financing activities.................................................		(24)	(29)
Effect of exchange rate changes on cash........................................................................		(36)	(16)
Increase (decrease) in cash and cash equivalents............................................................		(40)	6
Cash and cash equivalents at beginning of period............................................................		223	238
Cash and cash equivalents at end of period….....................................................................		$183	$244

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2024	2023
Certain items before and after income taxes
Legal and environmental matters and reserves	$(5)	$ ―
Argentina controlled currency devaluation and other losses	—	(33)
Global restructuring activities	—	(9)
Other certain items	(1)	—
Total certain items, pre-tax	(6)	(42)
Non-GAAP tax adjustments(A)	1	4
Total certain items after tax	$(5)	$(38)
Total certain items after tax per share	$(0.09)	$(0.68)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2024	2023
Statement of Operations Line Item (B)
Cost of sales	$(6)	$(9)
Other income (expense)	—	(33)
Total certain items	$(6)	$(42)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended December 31	2024		2023
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(41)	28%	$(34)	36%
Less: Non-GAAP tax adjustments(A)	1		4
Operating tax rate (C) (D)	$(42)	28%	$(38)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2025 and FISCAL 2024
	Fiscal 2025 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$—	$—	$—	$1.67
Less: Certain items after tax per share	(0.09)	—	—	—	(0.09)
Adjusted earnings (loss) per share	$1.76	$—	$—	$—	$1.76

	Fiscal 2024 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D)	Our operating tax rate for fiscal 2025 is expected to be in the range of 27% to 29%.
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2025 (A)
	Dec. Q	Mar. Q			June Q			Sept. Q			FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67		$—			$—			$—		$1.67
Less: Certain items after tax per share	(0.09)		—			—			—		(0.09)
Adjusted earnings (loss) per share	$1.76		$—			$—			$—		$1.76

	Fiscal 2024 (A)
	Dec. Q	Mar. Q			June Q			Sept. Q			FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88		$1.49			$1.94			$2.43		$6.72
Less: Certain items after tax per share	(0.68)		(0.29)			0.02			0.63		(0.34)
Adjusted earnings (loss) per share	$1.56		$1.78			$1.92			$1.80		$7.06

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2025
	Dec. Q	Mar. Q			June Q			Sept. Q			FY 2025
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$93	$		―	$		―	$		―	$93
Net income (loss) attributable to noncontrolling interests	11		—			—			—		11
Equity in earnings of affiliated companies, net of tax	(1)		—			—			—		(1)
Provision (benefit) for income taxes	41		—			—			—		41
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$144	$		―	$		―	$		―	$144
Interest expense	18		—			—			—		18
Certain items	6		—			—			—		6
Unallocated corporate costs	13		—			—			—		13
General unallocated (income) expense	(7)		—			—			—		(7)
Less: Equity in earnings of affiliated companies	(1)		—			—			—		(1)
Total Segment EBIT	$175	$		―	$		―	$		―	$175
Depreciation and amortization excluding corporate depreciation and amortization	37		—			—			—		37

Total Segment EBITDA		$212	$		―	$		―	$		―	$212
Less: Unallocated corporate costs before corporate depreciation and amortization		13		—			—			—		13
Adjusted EBITDA		$199	$		―	$		―	$		―	$199

Dollars in millions		Dec. Q	Mar. Q			June Q			Sept. Q			FY 2025
Reinforcement Materials EBIT		$130	$		―	$		―	$		―	$130
Reinforcement Materials Depreciation and amortization		17		—			—			—		17
Reinforcement Materials EBITDA		$147	$		―	$		―	$		―	$147
Reinforcement Materials Sales		$611	$		―	$		―	$		―	$611
Reinforcement Materials EBITDA Margin		24%		—%			—%			—%		24%

Dollars in millions		Dec. Q	Mar. Q			June Q			Sept. Q			FY 2025
Performance Chemicals EBIT		$45	$		―	$		―	$		―	$45
Performance Chemicals Depreciation and amortization		20		—			—			—		20
Performance Chemicals EBITDA		$65	$		―	$		―	$		―	$65
Performance Chemicals Sales		$311	$		―	$		―	$		―	$311
Performance Chemicals EBITDA Margin		21%		—%			—%			—%		21%

Dollars in millions		Fiscal 2025
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q			June Q			Sept. Q			FY 2025
Cash provided by (used in) operating activities (B)		$124	$		―	$		―	$		―	$124
Less: Additions to property, plant and equipment		77		—			—			—		77
Free cash flow		$47	$		―	$		―	$		―	$47
Plus: Additions to property, plant and equipment		77		—			—			—		77
Less: Changes in net working capital (C)		(38)		—			—			—		(38)
Less: Sustaining and compliance capital expenditures		48		—			—			—		48
Discretionary free cash flow		$114	$		―	$		―	$		―	$114

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.